T.G.I. FRIDAY'S(R) RESTAURANTS

                              DEVELOPMENT AGREEMENT

                            MAIN ST. CALIFORNIA, INC.

                              Date: April 22, 1998

                           T.G.I. FRIDAYS RESTAURANTS

                             DEVELOPMENT AGREEMENT

                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----

       RECITALS............................................................    1

 1     DEFINITIONS.........................................................    1

 2     EXCLUSIVE RIGHTS; TERM..............................................    5

 3     DEVELOPMENT SCHEDULE; SITE SELECTION; OCCUPANCY
       CONTRACT; DEVELOPMENT MANUALS.......................................    6

 4     FEES AND PAYMENTS...................................................    8

 5     REPRESENTATIVE; OPERATOR; RESTAURANT MANAGERS;
       TRAINING............................................................    8

 6     CONFIDENTIAL INFORMATION............................................   10

 7     DEVELOPER'S REPRESENTATIONS AND WARRANTIES;
       AFFIRMATIVE AND NEGATIVE COVENANTS..................................   11

 8     TRANSFER............................................................   13

 9     CONSENT AND WAIVER..................................................   15

10     DEFAULT AND REMEDIES................................................   16

11     INSURANCE...........................................................   19

12     INDEMNIFICATION.....................................................   20

13     NOTICES.............................................................   22

14     FORCE MAJEURE.......................................................   23

15     SEVERABILITY........................................................   23

16     INDEPENDENT CONTRACTOR..............................................   23

17     DUE DILIGENCE AND ASSUMPTION OF RISK................................   23

18     MISCELLANEOUS.......................................................   24

19     CHOICE OF LAW; JURISDICTION; VENUE..................................   24

20     ENTIRE AGREEMENT....................................................   25

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ADDENDUM A     COVENANT AND AGREEMENT FOR CONFIDENTIALITY (PRINCIPAL)

ADDENDUM B     GUARANTY AGREEMENT

EXHIBIT B      COVENANT AND AGREEMENT FOR CONFIDENTIALITY (OTHERS)

EXHIBIT C      TERRITORY


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                              DEVELOPMENT AGREEMENT

         This Development Agreement is entered into as of the 22 day of April, 1998 by and between TGI Friday's Inc., a New York corporation, with its principal place of business located at 7540 LBJ Freeway, Suite 100, Dallas, Texas, 75251, and Main St. California, Inc., with its principal place of located at business 5050 N. 40th Street, Suite 200, Phoenix, AZ 85018 and its Principals (as defined herein below).

                                    RECITALS

         WHEREAS, Friday's has developed and owns the System;

         WHEREAS Friday's intends to identify the System in the Territory with the Proprietary Marks; and

         WHEREAS,   Developer   wishes  to  obtain  certain  rights  to  develop
Restaurants under the System in the Territory

         NOW, THEREFORE, the parties, in consideration of the undertakings and commitments set forth herein, agree as follows:

1. DEFINITIONS

As used in this Agreement the following words and phrases shall have the meanings attributed to them in this Section:

ACTION - any cause of action, suit, proceeding, claim, demand, investigation or inquiry (whether a formal proceeding or otherwise) asserted or instituted by a third party with respect to which the indemnity described in Section 12 applies

AFFILIATE - Carlson Restaurants Worldwide, Inc, or any subsidiary thereof or any subsidiary of TG1 Friday's Inc.

AGREEMENT - this Development Agreement dated as of April 22, 1998

APPRAISER(S) - one or more independent third parties selected by the parties to this Agreement in accordance with the terms and conditions hereof

BUSINESS DAYS - Each day except Saturday, Sunday and national legal holidays

COMMENCEMENT DATE - April 22, 1998

COMPETING BUSINESS - a restaurant business offering the same or similar products and services as offered by restaurants in the System or restaurants in any other concept or system owned, operated Or franchised by Friday's or any Affiliate, including, without limitation, waiter/waitress service, sit-down dining and bar services

CONFIDENTIAL INFORMATION - the System, the Development Manual, the Manuals (as defined in the Franchise Agreement), other manuals, the Standards, written directives and all drawings, equipment, recipes, computer and point of sale programs (and output from such programs), and any other

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information, know-how, techniques, materials and data imparted or made available by Friday's which IS (i) designated as confidential, (ii) known by Developer to be considered confidential by Friday's, or (iii) by its nature inherently or reasonably considered confidential

DEVELOPER - Main St. California, Inc.

DEVELOPER INDEMNITEES - Developer, Principals, and their respective directors, officers, employees, agents, shareholders, affiliates, successors and assigns and the respective directors, officers, employees, agents, shareholders, affiliates, successors and assigns of each

DEVELOPMENT FEE - a fee equal to the sum of one hundred percent (100%) of the Franchise Fee for the first Restaurant to be developed under the Development Schedule, plus twenty percent (20%) of the Franchise Fee for each of the second through fifth Restaurants to be developed pursuant to the Development Schedule, and ten percent (10%) of the Franchise Fee for each additional Restaurant to be developed thereafter pursuant to the Development Schedule

DEVELOPMENT  MANUAL - Friday's manual, as amended from time to time,  describing
(generally) the procedures and parameters for the development of T.G.I. Friday's(R) Restaurants

DEVELOPMENT MATERIALS - a description of the Site, a feasibility study (including, without limitation, demographic data, photographs, maps, artists' renderings, site plans, a copy of the Occupancy Contract, and documentation indicating Developer's prospects to acquire the Site) and such other information related to the development of the Site as Friday's reasonably requests

DEVELOPMENT SCHEDULE - the schedule pursuant to which Developer shall develop Restaurants in the Territory (see Section 3.A)

EVENT OF DEFAULT - as defined in Section 10.

FRANCHISE AGREEMENT - an agreement pursuant to which Developer constructs and operates a Restaurant, which shall be substantially in the form attached as Exhibit A during the Development Schedule

FRANCHISEE - as defined in the Franchise Agreement

FRANCHISE FEE - an initial per Restaurant fee (more filly defined in the Franchise Agreement) paid by Developer to Friday's, which fee varies in accordance with the number of Restaurants previously developed under each Development Schedule

FRIDAY'S - TGI Friday's Inc., a New York corporation

FRIDAY'S INDEMNITEES - Friday's, its directors, officers, employees, agents, shareholders, affiliates, successors and assigns and the respective directors, officers, employees, agents, shareholders and affiliates of each

HEADQUARTERS - the location(s) designated from time to time by Friday's as its principal place of business

INDEMNITEES - Friday's Indemnitees and Developer Indemnitees

LOSSES AND EXPENSES - all compensatory, exemplary or punitive damages, fines, charges, costs, expenses, lost profits, reasonable fees of attorneys and other engaged professionals, court costs, settlement amounts, judgments, costs of or resulting from delays, financing, costs of advertising material and media

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time/space,  and costs of changing,  substituting or replacing the same, and any and all expenses of recall, refunds, compensation, public notices and other such amounts incurred in connection with the matters described in Section 12

MATERIAL EVENT OF DEFAULT - an Event of Default which constitutes a substantial deviation from the performance required

MULTI-UNIT MANAGER(S) - the individual(s) designated as described in Section 5.E who shall be solely dedicated to the management and supervision of the Restaurants

NSO-TEAM - a "new store opening team' consisting of Friday's employees and certain of Franchisee's employees to whom Friday's has consented which shall perform the functions described in Section 5.1

OCCUPANCY CONTRACT - the proposed agreement or document (including, without limitation, any lease, deed, contract for sale, contract for deed, land contract, management contract, license, or other agreement purporting to grant any right, title, or interest in or to the Site) pursuant to which Developer shall occupy or acquire rights in any Site

OPERATOR - an individual designated as described in Section 5.B. who shall devote his full time and best efforts to the management and supervision of (i) Developer's duties and obligations hereunder; and (ii) the operation of the Restaurants

OTHER CONCEPTS - Retail, wholesale, restaurant, bar, tavern, take-out or any other type of business involving the production, distribution or sale of food products, beverages, services, merchandise or other items in connection with the use of one, some or all of the Proprietary Marks utilizing a system other than the System pursuant to which a T.G.I. Friday's Restaurant is operated

OWNER - the party (if other than the Developer) owning or controlling the Site and being a party (with o Developer) to the Occupancy Contract

PAYMENTS - all transfers of finds from Developer to Friday's including, without limitation, the Development Fee and reimbursement of expenses

PERMANENT DISABILITY - any physical, emotional or mental injury, illness or incapacity which would prevent the afflicted person from performing his obligations hereunder for more then ninety (90) consecutive days as determined by a licensed physician selected by Friday's

PRELIMINARY SITE CONSENT - written communication from Friday's to Developer notifying Developer that a proposed site has received the consent of the Friday's Site Review Committee

PRINCIPAL(S) - Main Street and Main Incorporated who is (and such other persons or entities to whom Friday's shall consent from time to time) the record and beneficial owners of, and have the right to vote their respective interests (collectively 100%) in the Securities of Developer or the securities or partnership interest of any person or entity designated by Friday's which owns or controls a direct or indirect interest in the Securities of the Developer

PROJECT MANAGER - an individual designated as described in Section 5.C. who shall devote his full time and best efforts to the coordination and completion of Restaurant construction

PROPRIETARY MARKS - certain trademarks, trade names, trade dress, service marks, emblems and indicia of origin designated by Friday's from time to time for use in connection with the operation of Restaurants

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pursuant to the System in the Territory,  including,  without  limitation,  "TGI
FRIDAY'S(R)", "FRIDAY'S(R)", "THE AMERICAN BISTRO".

PUBLICLY - HELD ENTITY - a corporation or other entity whose equity securities are (i) registered pursuant to applicable law; (ii) widely held by the public; and (iii) traded on a public securities exchange or over the counter pursuant to applicable law

REPRESENTATIVE - an individual, designated as described in Section 5-A- who (i) owns an equity interest in the Developer and (ii) is authorized to act on behalf of, and bind, Developer with respect to this Agreement

RESTAURANT(S) - T.G.I. Friday's(R) Restaurant(s) developed pursuant to this Agreement T.G.I. Friday's Restaurants and, if specifically set forth herein, may collectively be referred to as T.G.I. Friday's Restaurants

RESTAURANT MANAGER(S) - general manager, assistant general manager, kitchen manager and other managers required for the management, operation, supervision and promotion of the Restaurant pursuant to the terms hereof

SECURITY - the capital stock of, partner's interest in, or other equity or voting interest in Developer including such interests issued or created subsequent to the date hereof

SITE - the proposed location of any Restaurant

STANDARDS - Friday's standards and specifications, as amended from time to time by Friday's, in its sole discretion, contained in, and being a part of, the Confidential Information pursuant to which Developer shall develop and operate Restaurants in the Territory

SYSTEM - a unique, proprietary system developed and owned by Friday's (which may be modified or further developed from time to time in Friday's sole discretion) for the establishment and operation of full-service restaurants and restaurant/bars under the Proprietary Marks, which includes, without limitation, a distinctive image consisting of exterior and interior design, decor, color scheme and furnishings; special recipes, menu items and full service bar; uniform standards, products, services and specifications; procedures with respect to operations, inventory and management control (including accounting procedures and policies); training and assistance; and advertising and promotional programs

TERM - the duration of this Agreement commencing on the Commencement Date and continuing until the date specified on the Development Schedule for the last restaurant to be opened

TERRITORIAL EXPENSES - such costs and expenses incurred by or assessed with respect to Friday's (or other described party's) employees, agents and/or representatives in connection with activities in the Territory which Developer is obligated to pay pursuant to this Agreement, including, without limitation, hotel/lodging, transportation and meals, and other related or incidental expenses

TERRITORY - the geographical area described in Exhibit C; provided, however, the Territory shall not include any airport properties otherwise located within the Territory, nor a specifically identified restricted area surrounding any Restaurant located within the Territory as of the date of this Agreement nor shall it be deemed to convey any exclusivity with respect to the use of the Proprietary Marks.

TGIFM - TGI Friday's of Minnesota Inc., a Minnesota corporation and a subsidiary of Friday's

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T.G.I.  FRIDAY'S(R)  RESTAURANTS - restaurants  operated in accordance  with the system under the registered service marks, "FRIDAY'S(R)", "T.G.I. FRIDAY'S(R)"

TRAINING CENTER - the location(s) specified from time to time by Friday's as the training center

TRANSFER - the sale, assignment, conveyance, license, devise, bequest, pledge, mortgage or other encumbrance, whether direct or indirect, of (i) this Agreement; (ii) any or all rights or obligations of Developer herein; or (iii) any interest in any Security, including the issuance of any new Securities

TRANSFEREE OWNER(S) - the owner of any and all record or beneficial interest in the capital stock of, partner's interest in, or other equity or voting interest in any transferee of a Transfer occurring pursuant to the terms of Section 8

WAGE EXPENSES - such wages and/or salaries (including a reasonable allocation of the cost of benefits) of, or with respect to, Friday's (or other described party's) employees, agents and or representatives to be reimbursed to Friday's or such party as described herein

2. EXCLUSIVE RIGHTS: TERM

         A. Friday's grants to Developer the right, and Developer accepts the obligation, subject to the terms and conditions herein, to develop and operate the number of traditional TAIL Friday's(R) Restaurants set forth in the Development Schedule (set forth in Section 3 A) as may be approved by Friday's in accordance with its then current site consent procedures. The Restaurants shall be developed and operated in the Territory pursuant to the System. For so long as no Event of Default has occurred and is continuing and no event has occurred which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, Friday's will neither develop, nor authorize any other person to develop, traditional T.G.I. Friday's Restaurants in the Territory during the Term.

          B. Friday's expressly reserves the right, and Developer acknowledges that Friday's has the exclusive unrestricted right, to engage, directly and indirectly, through its employees, developers, franchisees, licensees, agents and others within the Territory, in Other Concepts including a Front Row Sports Grill. Such Other Concepts may compete with Developer directly or indirectly.

          C. Subject to Sections 3 and 4 hereof, Developer shall exercise the rights granted herein for each Restaurant by executing, delivering and otherwise performing pursuant to a Franchise Agreement.

          D. Unless sooner terminated as provided herein, this Agreement shall commence on the Commencement Date and continue until the expiration of the Term. This Agreement shall automatically expire at 11:59 p.m. on the date specified in
Section 3.A. as the opening date for the last restaurant to be opened.

         E. Upon any termination or expiration of this Agreement, (i) Developer shall not develop additional Restaurants in the Territory pursuant to this Agreement; provided, however, that Developer may complete development of and/or operate Restaurants under then existing Franchise Agreements subject to the terms and conditions thereof; and (ii) Friday's may develop, or authorize others to develop, Restaurants in the Territory.

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3. DEVELOPMENT SCHEDULE: SITE SELECTION

         A. Developer shall develop, open, commence operation of and continuously operate pursuant to the respective Franchise Agreements Fifteen
(15) Restaurants in the Territory, pursuant to the Development Schedule as follows:

                                              Date Franchise
                      Date of Preliminary   Agreement Signed &     Date Open &
     Restaurant No.       Site Consent          Fees Paid           Operating
     --------------       ------------          ---------           ---------
          1&2                                                         1999
        3,4,5 & 6                                                     2000
         7,8 & 9                                                      2001
       10,11 & 12                                                     2002
       13, 14& 15                                                     2003

         (i). The Franchise Agreement for each restaurant location must be fully executed and all franchise fees paid within the time frames set forth in the foregoing Development Schedule.

         (ii). Time is of the essence, with respect to each of the development obligations specified in this Section 3.

          B. The number of Restaurants indicated in the Development Schedule shall be OPEN AND OPERATING by the date(s) specified therein. Friday's consent to any Site or execution of a Franchise Agreement shall not waive, extend or modify the Development Schedule. Unless otherwise agreed and approved by Friday's, the Restaurants shall refer to traditional T.G.I. Friday's Restaurants.

         C. Developer assumes all cost, liability, expense, risk and responsibility for locating, obtaining and developing Sites for Restaurants, and for constructing and equipping Restaurants at such Sites. Prior to execution of each Franchise Agreement, Developer shall obtain Friday's consent to each Site (including, without limitation, the Proprietary Mark which shall be used to identify the Restaurant at the Site to the public) pursuant to the time frames set forth in Section IA. above in accordance with Friday's then existing Site selection criteria and procedures including:

               (1) submission of all Development Materials to Friday's; and

               (2) with respect to each Restaurant to be developed hereunder, completion of one (1) Site visit by Friday's at Friday's sole cost and expense, if required by Friday's.

         D. Within thirty (30) days following receipt of' all Development Materials and completion of any such visit, Friday's shall consent to or reject such Site. Friday's failure to consent shall constitute rejection of such Site. Promptly after Friday's consent is obtained, but prior to commencing construction at such Site, Developer shall execute a Franchise Agreement and pay the Franchise Fee.

          E. Neither Friday's (i) consent to nor (ii) assistance in the selection of, any Site shall constitute Friday's representation or warranty that a Restaurant operated at such Site will be profitable or meet any financial projection.

         F. Friday's shall have the right to review and consent to the Occupancy Contract prior to the execution thereof A copy of the proposed Occupancy Contract shall be provided to Friday's within sixty

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(60) days of the date of Preliminary Site Consent the Franchise  Agreement.  The
Occupancy Contract shall be executed by all necessary parties within thirty (30) days following Friday's consent thereto. Developer shall furnish Friday's a complete copy of the executed Occupancy Contract within ten (10) days after execution. Unless it conveys to Developer fee simple title to the Site, the Occupancy Contract shall include the following covenants:

               (1) Owner shall deliver to Friday's, simultaneously with delivery to Developer, any notice alleging Developer's default under the Occupancy Contract which threatens or purports to terminate the Occupancy Contract;

               (2) Friday's may enter the Restaurant premises to protect the Proprietary Marks or the System or to cure any Event of Default or default under the Occupancy Contract or the applicable Franchise Agreement;

               (3) Developer may assign the Occupancy Contract to Friday's without any fee or modification thereof and Friday's may assign or sublease the Occupancy Contract or license the Restaurant premises for any part of the remaining term of the Occupancy Contact, each without Owner's consent; and

               (4) Owner and Developer shall not amend the Occupancy Contract in any way which is inconsistent with the provisions of Sections 3.F(1) through
(4), inclusive.

         G. Notwithstanding the terms of Section 3.F, Developer shall:

               (1) deliver to Friday's, immediately after delivery to or by Developer, any notice of default under the Occupancy Contract which threatens or purports to terminate the Occupancy Contractor result in a foreclosure thereof;

               (2) permit Friday's to enter the Restaurant premises to protect the Proprietary Marks or the System or to cure any Event of Default or default under the Occupancy Contract or the applicable Franchise Agreement, all at Developer's expense; and

               (3) not amend the Occupancy Contract in any way which is inconsistent with the provisions of Sections 3.G.(1) through (4), inclusive.

          H. Friday's shall provide Developer with one (1) Development Manual `on loan' and two (2) sets of Friday's standard plans and specifications as of' the date hereof for the construction of a typical Restaurant. Developer acknowledges Friday's ownership of the Development Manual and any such plans and specifications, together with any copyright rights in or to such materials.
Developer shall observe Friday's reasonable requests concerning copyright notices. The Development Manual and such plans shall be returned to Friday's immediately upon termination or expiration of this Agreement.

          I. Friday's shall provide such consultation as it reasonably deems necessary to consent to vendors and products proposed to be used in Restaurant development and operation.

4. FEES AND PAYMENTS

          A. In consideration of the development rights granted herein, Developer shall pay to Friday's upon execution of this Agreement the Development Fee. Under no circumstances shall Developer be entitled to any refund of any portion of the Development Fee.

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          B. The Franchise  Fee to be paid by Developer for each new  Restaurant to he developed under the Development Schedule set forth in Section 3.A hereof shall be Fifty Thousand Dollars BB ($50,000.00) for the first Restaurant to be developed, Fifty Thousand Dollars ($50,000.00) for the second Restaurant to be
developed,   and  Fifty  Thousand  Dollars   ($50,000.00)  for  each  additional
Restaurant,   payable  upon  execution  of  the  Franchise  Agreement  for  each
Restaurant in accordance with the Development Schedule. Developer shall receive a credit against the payment of the Franchise Bee due for each Restaurant developed pursuant to the Development Schedule as follows:

    Restaurant No.                 Amount of Credit
    --------------                 ----------------
           1             Fifty Thousand Dollars ($50,000.00)
           2             Ten Thousand Dollars ($10,000.00)
           3             Ten Thousand Dollars ($10,000.00)
           4             Ten Thousand Dollars ($10,000.00)
           5             Ten Thousand Dollars ($10,000.00)
       6 or more         Five Thousand Dollars ($5,000.00)

         C. (1) All Payments shall be submitted to Friday's at the address provided in Section 13 hereof, in care of the `Treasurer", or such other address as Friday's shall designate in writing.

               (2) Payments shall be received by Friday's (i) upon execution hereof in the case of the Development Fee; (ii) upon execution of each Franchise Agreement; and (iii) not more than thirty (30) days after date of invoices for all other Payments. Delinquent Payments shall bear interest from the due date until received by Friday's at eighteen percent (18%) per annum or the maximum rate permitted by law, whichever is less.

         D. Developer shall not withhold or off-set any portion of any Payment due to Friday's alleged non-performance under this Agreement or any other agreement by and between Friday's and Developer or their respective parent corporations, subsidiaries or affiliates.

5. REPRESENTATIVE: OPERATOR; RESTAURANT MANAGERS: TRAINING

         A. Developer hereby designates Gerard Bisceglia as the Representative. Any replacement Representative shall be designated within ten (10) days of the prior Representatives' resignation or termination. Each Representative shall attend and successfully complete at the Training Center Friday's "Owner's Orientation Program" (currently approximately four (4) weeks). The Representative hereunder and under each Franchise Agreement shall be the Caine individual.

         B. Developer hereby designates Bart Brown, Jr. as the Operator. Any replacement Operator shall be designated within ten (10) days of the prior Operator's resignation or termination. Each Operator shall attend and successfully complete at the Training Center within six (6) months of appointment Friday's training program required for Restaurant Managers (see
Section 5.D.). The Operator hereunder and under each Franchise Agreement shall be the same individual.

         C. Not less than sixty (60) days prior to the commencement of Restaurant construction, Developer shall designate the Project Manager. Any replacement Project Manager shall be designated within ten (10) days of the prior Project Manager's resignation/termnination.

         D. The requisite number of Restaurant Managers, as determined by Friday's, shall be employed by Franchisee for each Restaurant developed hereunder. All Restaurant Managers shall attend and successfully complete at the Training Center Friday's training program for Restaurant Managers of

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T.G.I.  Friday's(R) Restaurants  (currently,  one (1) week).  Additionally,  the
Restaurant Managers shall attend and successfully complete additional training (currently, approximately twenty (20) weeks) at such then existing T.G.I. Friday's Restaurants as shall be designated by Friday's. Any previously trained Restaurant Manager who is not a general manager, but has been selected to become a general manager shall attend and successfully complete such additional training as Friday's may require. Friday's may require general and kitchen managers, at Developer's expense, to attend and successfully complete additional training at the Training Center

         E. When the Franchise Agreement for the third Restaurant is executed, Developer shall designate a Multi-Unit Manager. Additional Multi-Unit Managers shall be designated from time to time as reasonably required by Friday's. Prior to assuming his duties, each Multi-Unit Manager shall have successfully completed Restaurant Manager training and shall attend at the Training Center and successfully complete Friday's training program for Multi-Unit Managers (currently, two (2) days at the Training Center and approximately four (4) weeks) at such then existing TG.I. Friday's(R) Restaurants

         F. Friday's shall have the right to interview and consent to each Operator, each Multi-Unit Manager, Project Manager and all Restaurant Managers. Friday's shall endeavor to conduct such interviews in the Territory, but may require that such interviews occur at Headquarters. Developer shall bear all costs an expenses related to making the Restaurant Managers available for such interviews.

         G. Friday's shall provide instructors, facilities and materials for training at the Training Center, and shall provide, at its option, other training programs at non-Training Center locations as may be designated by Friday's from time to time in the Manuals or otherwise in writing. Developer shall reimburse Friday's for any Territorial Expenses or other direct expenses incurred by Friday's for such other training programs.

         H. Except as provided herein, Developer shall bear all costs and expenses relating to any Representative, Operator, Multi-Unit Manager, Project Manager and Restaurant Manager training.

          I. The NSO Team shall assist in (i) training Franchisee's employees at each Restaurant; and (ii) the opening of each Restaurant. The NSO Team for a traditional T.G.1. Friday's Restaurant shall consist of a combined total of approximately twelve (12) employees of Friday's and Franchisee (the actual number of members shall be determined by Friday's, depending upon the number of T.G.1. Friday's Restaurants already open and operating and such other criteria as Friday's deems reasonable). The members of the NSO Team shall be subject to Friday's consent. The number of Friday's employees selected to serve on the NSO Team for a traditional T.G.I. Friday's Restaurant shall be determined according to the following schedule:

      Restaurant No.                                 No. of Team    Team Members
         Operated     No. of Friday's Employees   Members Paid for   Paid for by
       by Developer        on the NSO Team           by Friday's      Developer
       ------------        ---------------           -----------      ---------
           1&2                   12                      12               0
           3&4                    9                       9               3
           5&6                    6                       6               6
         7 or more                2                       2               10

         In the event Friday's determines that more than 12 NSO team members are necessary for an opening, Developers with five or more restaurants open (inclusive of the new restaurant) shall be responsible for the costs associated with the team members in excess of 12. For Developers with less than five restaurants open, Friday's will bear the costs of the additional team members.

         If Franchisee fails or is unable to timely provide such employees, Friday's may, but shall not be obligated to, staff the NSO-Team with Friday's employees. Friday's and Franchisee shall each be responsible for: (a) making all travel, food and lodging arrangements, and (b) the wage and other expenses of the NSO-Team members provided by each; provided, however, that Franchisee shall reimburse Friday's for the Territorial Expenses and the Wage Expenses of Friday's employees who are provided as a result of Franchisee's failure or inability to provide Franchisee employees for participation on the NSO-Team.

6. CONFIDENTIAL INFORMATION

          A. (1) Neither Developer nor any Principal shall communicate, disclose or use any Confidential Information except as (i) permitted herein or
(ii) required by law, and shall use all reasonable efforts to maintain such information as secret and confidential Neither Developer nor any Principal shall, without Friday's prior consent, copy, duplicate, record or otherwise reproduce any Confidential Information. Confidential Information may be provided to employees, agents, consultants and contractors only to the extent necessary for such parties to provide services to Developer. Prior to such disclosure of any Confidential Information each of such employees, agents, consultants and contractors shall (a) be advised by Developer of the confidential and proprietary nature of the Confidential Information, and (b) agree to be bound by the terms and conditions of Section 6 of this Agreement. Notwithstanding such agreement, Developer shall indemnify the Friday's Indemnitees from any damages, costs or expenses resulting from or related to any disclosure or use of Confidential Information by its agents, employees, consultants and contractors.

                (2) In the event Developer or Developer's employees, agents, consultants, or contractors receive notice of any request, demand, or order to transfer or disclose all or any portion of the Confidential Information, Developer shall immediately notify Friday's thereof, and shall fully cooperate with and assist Friday's in prohibiting or denying any such transfer or disclosure. Should such transfer or disclosure be required by a valid, final, non-appealable court order, Developer shall fully cooperate with and assist Friday's in protecting the confidentiality of the Confidential Information to the maximum extent permitted by law.

                (3)  Developer  and   each   Principal   acknowledge   Friday's
exclusive ownership of the Confidential Information and the System, and TGIFM's exclusive ownership of, and Friday's license with respect to, the Proprietary Marks. Neither Developer nor any Principal shall, directly or indirectly, contest or impair Friday's or TGIFM's exclusive ownership of, and/or license with respect to, the Confidential Information, the System or the Proprietary Marks.

          B. If Developer develops improvements (as determined by Friday's) to the Confidential Information, Developer and the Principals shall each, without additional consideration, execute such agreements and other documentation as shall be deemed necessary by Friday's, granting exclusive ownership thereof to Friday's. All such improvements shall be Confidential Information.

          C. Each Principal shall execute and deliver to Friday's a covenant in the form attached as Addendum A. Developer shall cause each Operator, Representative, Multi-unit Manager, Project Manager, and Restaurant Manager and such other employees of Developer whom Friday's shall designate to execute and (if requested) deliver to Friday's a covenant in the form attached as Addendum
B. Notwithstanding the execution of such covenant, Developer shall indemnify the Friday's Indemnitees from any damages, costs or expenses resulting from or related to any disclosure or use of Confidential

Information by any Principal, Operator, Representative, Multi-unit Manager, Project Manager or Restaurant Manager

         D. Immediately upon any termination or expiration hereof, Developer and each Principal shall return the Confidential Information including, without limitation, that portion of the Confidential Information which consists of analyses, compilations, studies or other documents containing or referring to any part of the Confidential Information, prepared by Developer or such Principal, their agents, representatives or employees, and all copies thereof

7. DEVELOPER'S REPRESENTATIONS AND WARRANTIES; AFFIRMATIVE AND NEGATIVE
   COVENANTS

         A. In the event Developer is a corporation, limited liability company or partnership, Developer represents and warrants to Friday's as follows:

               (1) Developer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with all requisite power and authority to own, operate and lease its assets (real or personal), to carry on its business, to enter into this Agreement and perform its obligations hereunder. Developer is duly qualified to do business and is in good standing in each jurisdiction in which its business or the ownership of its assets requires.

               (2) The execution,  delivery and performance by Developer of this
Agreement, any Franchise Agreement and all other agreements contemplated herein has been duly authorized by all requisite action and no further action is necessary to make this Agreement, any Franchise Agreement or such other agreements valid and binding upon it and enforceable against it in accordance with their respective terms. Neither the execution, delivery nor performance by Developer of this Agreement, any Franchise Agreement or any other agreements contemplated hereby will conflict with, or result in a breach of any term or provision of Developer's articles of incorporation, by-laws, partnership agreement or other governing documents or under any mortgage, deed of trust or other contract or agreement to which Developer is a party or by which it or any of its assets are bound, or breach any order, writ, injunction or decree of any court, administrative agency or governmental body.

               (3) Developer's articles of incorporation, by-laws, partnership agreement and other governing documents expressly limit Developer's business activities solely to the development and operation (pursuant to this Agreement and the Franchise Agreements) of the Restaurants.

               (4) Certified copies of Developer's articles of incorporation, by-laws, partnership agreement, other governing documents and any amendments thereto, including board of director's or partners resolutions authorizing this Agreement, have been delivered to Friday's

               (5) A certified current list of all Principals has been delivered to Friday's.

               (6) Developer's articles of incorporation or other governing documents, or partnership agreement limit Transfers as described in Sections 8.B.(2) and 8.C

               (7) Each Security shall bear a legend (in a form to which Friday's shall consent) indicating that any Transfer is subject to Sections 8.B and 8.C

          B. Developer affirmatively covenants with Friday's as follows:

               (1) Developer shall perform its duties and obligations hereunder and under any Franchise Agreement and shall require each Operator, Multi-Unit Manager, Project Manager and Restaurant Manager to dedicate their respective full time and best efforts to the development, construction, management, operation, supervision and promotion of the Restaurants in accordance with the terms and conditions hereof.

               (2) Developer shall promptly provide Friday's with all information concerning any new process or improvements in the development, construction, management, operation, supervision or promotion of the Restaurants developed by Developer or any Principal without compensation. Developer and the Principals shall each execute such agreements and other documentation as shall be deemed necessary by Friday's, granting Friday's exclusive ownership thereof.

               (3) Developer shall comply with all requirements of applicable rules, regulations, statutes, laws and ordinances.

               (4) Developer shall maintain a current list of all Principals and deliver a certified copy thereof to Friday's upon (i) any Transfer; or (ii) request

               (5) Each Security issued subsequent to the date hereof shall be in compliance with Section 7.A.(7).

          C. Developer acknowledges to and/or negatively covenants with Friday's as follows:

               (1) Developer shall not amend its articles of incorporation, by-laws, partnership agreement or other governing documents in a manner which is inconsistent with Sections 7.A.(3), 8.B.(2) and 8.C.

               (2) Developer shall not remove or permit removal from any Security or its partnership agreement, or issue any Security that does not have endorsed upon it, the legend described in Section 7.A.(7).

               (3) Developer and each Principal shall receive valuable, unique training, trade secrets and the Confidential Information which are beyond the present skills, experience and knowledge of Developer, any Principal and Developers employees. Developer and each Principal acknowledge that (i) such training, trade secrets and the Confidential Information (a) are essential to the development of the Restaurant and (b) provide a competitive advantage to Developer; and (ii) access to such training, trade secrets and the Confidential Information is a primary reason for their execution of this Agreement. In consideration thereof, Developer and each Principal covenant that, during the Term and for a period of one (I) year after the expiration or termination hereof, neither Developer nor any Principal shall, directly or indirectly

                    (a) employ or seek to employ any person (or induce such person to leave his or her employment) who is, or has within one (1) year been, employed (i) by Friday's, (ii) by any developer or franchisee of Friday's, or
(iii) in any other concept or system owned, operated or franchised by an Affiliate, as a director, officer or in any managerial capacity;

                    (b) own, maintain, operate or have any interest in any Competing Business;

                    (c) own, maintain, operate or have any interest in any Competing Business which business is, or is intended to be, located in the Territory; or

                    (d) own, maintain, operate or have any interest in any Competing Business which business is, or is intended to be, located within a three (3) mile radius of any restaurant which is a part of a concept or system owned, operated, or franchised by Friday's or any Affiliate.

               (4) Sections 7.C.(3)(b), (c) and (d) shall not apply to an interest for investment only of five percent (5%) or less of the capital stock of a Publicly-Held Entity if such owner is not a director, officer or manager therefor or consultant thereto

               (5) Each of the foregoing covenants is independent of each other covenant or agreement contained in this Agreement.

          E. Friday's may, in its sole discretion, reduce the area, duration or scope of any covenant contained in Section 7.C. without Developer's or any Principals consent, effective upon notice to Developer, Developer and each Principal shall comply with any covenant as so modified.

          F. Developers representations, warranties, covenants and agreements herein are continuing representations, warranties, covenants and agreements each of' which shall survive the expiration or termination hereof.

8. TRANSFER

          A. Friday's may assign this Agreement, or any of its rights or obligations herein, to any person or entity without Developer's or any Principal's consent; provided, however, that Friday's obligations which are assigned shall be fully assumed by the party to whom Friday's assigns such obligations.

          B (1) Developer and each Principal acknowledge that Developer's rights and obligations herein and in each Franchise Agreement are personal to Developer and that Friday's has entered into this Agreement and will enter into each Franchise Agreement relying upon the business skill, experience and aptitude, financial resources and reputation of Developer and each Principal. Therefore, neither Developer nor any Principal, their respective successors or permitted assigns, shall complete, or allow to be completed, any Transfer without Friday's consent Any purported Transfer, by operation of law or otherwise, without Friday's consent shall be null and void and constitute an Event of Default.

               (2) Friday's may require satisfaction of any of the following conditions and such other conditions as Friday's may reasonably require prior to consenting to any Transfer, each of which Developer acknowledges and agrees is reasonable and necessary:

                    (a)  no  Event  of  Default   shall  have  occurred  and  be
continuing and no event shall have occurred which, with the giving of notice or lapse of time, or both, would constitute an Event of Default;

                    (b) Developer and/or any affected Principal shall deliver a general release of any and all claims against the Friday's Indemnitees including, without limitation, claims arising under this Agreement and any Franchise Agreement, in a form acceptable to Friday's;

                    (c) Developer and/or any affected Principal shall remain liable for the performance of its obligations, covenants and agreements herein through the date of transfer and shall execute all instruments reasonably requested by Friday's to evidence such liability;

                    (d)  the   transferee  and  all   Transferee   Owners,   as
applicable, shall (i) make each of Developer's and Principal's representations and warranties; (ii) assume full, unconditional, joint and several liability for, and agree to perform from the date of Transfer, each of Developer's and Principal's obligations, covenants and agreements herein; and (iii) execute all instruments (in a form acceptable to Friday's) reasonably requested by Friday's to evidence the foregoing;

                    (e) the transferee and all Transferee Owners shall satisfy, in Friday's reasonable judgment, Friday's then existing criteria for LOP Friday's(R) developers or principals, as applicable, including, without limitation: (i) education; (ii) business skill, experience and aptitude; (iii) character and reputation; and (iv) financial resources;

                    (f) the transferee and all Transferee Owners shall execute (without extending the Term) the standard form of development agreement then being offered to new System developers or other form of this Agreement as Friday's requests and such other ancillary agreements as Friday's may request for the development of the Restaurants, which shall supersede this Agreement and its ancillary documents and the terms of which may differ from the terms hereof; provided, however, that the transferee shall not be required to pay the Development Fee (transferee shall pay all Franchise Fees and other fees described in each Franchise Agreement which have not already been paid in full by Developer); and

                    (g) at the transferee's expense, the transferee's Representative, any Multi-unit Manager(s), Operator, and Restaurant Managers shall complete such training as then required (if not previously trained pursuant to the tens hereof), upon such tens and conditions as Friday's may reasonably require.

     C. Developer and each Principal agree that:

               (1) (i) Friday's shall have and is hereby granted a right of first refusal with respect to any Transfer; (ii) should Developer and/or any Principal desire to accept a bona fide offer to make a Transfer, such party shall promptly notify Friday's thereof and shall provide such information and documents relating thereto as Friday's may require; (iii) within thirty (30) days after receipt of such notice, information and documents, Friday's may notify such party that it intends to exercise its right of first refusal with regard to such Transfer upon such terms and conditions; provided, however, that such transaction shall be consummated within a reasonable period of time after Friday's has given such notice; (iv) any material change in the terms of any offer or any change in the identity of the proposed transferee shall constitute a new offer subject to Friday's right of first refusal; and (v) Friday's failure to exercise such right shall not constitute a waiver of any other provision of this Agreement, including such right with respect to future offers; and

               (2) in the event such offer provides for payment of consideration other than cash, Friday's may elect to purchase the interest for the reasonable equivalent in cash- If the parties cannot agree within thirty (30) days of the receipt of notice of Friday's election to exercise such right of first refusal on such reasonable equivalent in cash, an Appraiser designated by Friday's shall determine such amount, and his determination shall be final and binding. If Friday's elects to exercise the right of first refusal described above, the cost of the appraisal, if any, shall be set off against any payment made by Friday's hereunder.

          D. In the event Developer requests Friday's consent to any proposed Transfer, there shall be paid to Friday's a non-refundable fee of Five Thousand Dollars ($5,00000), or such greater amount as is necessary to reimburse Friday's for its costs and expenses associated with reviewing the proposed Transfer including, without limitation, Territorial Expenses, legal and accounting fees and Wage

Expenses. No such fee shall be payable with respect to a transaction with Friday's described in Section 8.C.

          E. In the event Developer or any Principal is a natural person, Developer or his administrator, executor, guardian or personal representative shall promptly notify Friday's of the death or Permanent Disability of such Developer or such Principal. Any Transfer upon death or Permanent Disability shall be subject to the terms and conditions described in Sections 8.B.(2) and 8.C. and shall be completed prior to a date which is (i) one (1) year after the date of death; or (ii) ninety (90) days after the date Developer or such Principal becomes, or is deemed to be, Permanently Disabled Developer Or any Principal refusing to submit to examination with respect to Permanent Disability shall be deemed Permanently Disabled.

          F. Friday's  consent to any Transfer  shall not constitute a waiver of
(i) any claims it may have against the transferor; or (ii) the transferee's compliance with the terms hereof

9. CONSENT AND WAIVER

          A. When required, Developer or any Principal shall make written request for Friday's consent in advance and such consent shall be obtained in writing. Friday's consent shall not be unreasonably withheld. The foregoing not withstanding, where either party's consent is expressly reserved to such party's sole discretion, the exercise of such discretion shall not be subject to contest.

          B. FRIDAY'S MAKES NO REPRESENTATIONS OR WARRANTIES UPON WHICH DEVELOPER OR ANY PRINCIPAL MAY RELY AND ASSUMES NO LIABILITY OR OBLIGATION TO DEVELOPER, ANY PRINCIPAL OR ANY THIRD PARTY BY PROVIDING ANY WAIVER, ADVICE, CONSENT OR SERVICES TO DEVELOPER OR DUE TO ANY DELAY OR DENIAL THEREOF.

10. DEFAULT AND REMEDIES

         10.01 A. The following shall constitute Events of Default by Developer Or any Principal: (i) failure to comply with the Development Schedule; (ii) the breach or falsity of any representation or warranty herein; (iii) failure to deliver executed covenants as required in Section &C; (iv) failure to comply with or perform its covenants, obligations and agreements herein; (v) any Transfer that (a) occurs other than as provided in Section 8 or (b) fails to occur within the time periods described in Section 8 (notwithstanding any lack of, or limits upon, the enforceability of any term or provision of Sections 7 or
8); (vi) failure to make any Payment on or before the date payable; (vii) failure to meet and/or maintain the Standards; (viii) Developer (a) is adjudicated, or is, bankrupt or insolvent, (b) makes an assignment for the benefit of creditors, or (c) seeks protection from creditors by petition in bankruptcy or otherwise or there is filed against Developer a similar petition which is not dismissed within thirty (30) days; (ix) the appointment of a liquidator or receiver for (a) all or substantially all of Developers assets or
(b) any Restaurant is sought which is not dismissed within thirty (30) days; (x) breach or failure to perform any other term or condition of this Agreement; (xi) an event of default shall arise under any Franchise Agreement; (xii) Developer or any Principal pleads guilty or no contest to or is convicted of a felony or a crime involving moral turpitude or any other crime or offense that Friday's reasonably believes is likely to adversely affect the Proprietary Marks, the System or the goodwill associated therewith (whether in the Territory or elsewhere) or Friday's interest therein; or (xiii) any (a) two (2) or more Events of Default shall arise under any single subsection of this Section l0.01.A or (b) three (3) or more Events of Default shall arise under this
Section 10.0l.A in any continuous twelve (12) month period notwithstanding the previous cure of such Events of Default.

          B. The parties agree that an Event of Default arising under Section 10.0l.A(i). (iii), (iv) [with respect to Events of Default arising, without limitation, under Section 7.C.(3)], (v), (vi), (viii), (ix), (xi), (xii) or
(xiii) shall constitute a Material Event of Default. The parties further agree that Events of Default committed by Developer or any Principal arising under other Sections of this Agreement may also be deemed to be Material Events of Default.

          C. Upon the occurrence of an Event of Default by Developer or any Principal, Friday's may exercise one or more of the following remedies or such other remedies as may be available at law or in equity:

               (1) cure such Event of Default at Developer's expense and in connection therewith Developer (i) hereby grants to Friday's all rights and powers necessary or appropriate to accomplish such cure; (ii) shall indemnify and hold the Friday's Indemnitees harmless from and against all costs, expenses (including reasonable fees of attorneys and other engaged professionals), liabilities, claims, demands and causes of action (including actions of third parties) incurred by or alleged against any Friday's Indemnitee in connection with Friday's cure; and (iii) shall reimburse or pay such costs or damages within ten (10) days of receipt of Friday's invoice therefor;

               (2) in the event of a Material Event of Default, upon notice to Developer, terminate this Agreement and all rights granted hereunder without waiving any (i) claim for damages suffered by Friday's; or (ii) other rights, remedies or claims (no notice of termination shall be required with regard to a Material Event of Default under Section 10-01.A. (viii) or (ix)); or

               (3) with respect to an Event of Default arising from a breach of covenant contained in Section 7.C(3)(a), the affected former employer shall be compensated by the breaching party (and Developer shall be additionally liable for breaches by any Principal) for the reasonable costs and expenses incurred by such employer in connection with training such employee, Developer and each Principal acknowledge that such expenses are impossible to accurately quantify and agree that, as liquidated damages and not as a penalty, an amount equal to such employees annual rate of compensation in the final twelve (12) months of employment (or an annualized rate if employed for a shorter period) by such former employer shall be paid by the breaching party to the former employer at such time as such employee commences employment.

         D. Friday's shall not exercise any remedies available hereunder with respect to the following described Events of Default unless such Events of Default remain uncured after notice from Friday's thereof and the expiration of the following cure periods:

               (1) with respect to any Event of Default arising under Section 10.01.A.(vi) - ten (10) days; or

               (2) with respect to any Event of Default arising under Sections l0.01.A.(i)-(v) inclusive, (vii) and (x) - thirty (30) days.

         E. If any Events of Default arising under Sections 10.0l.A.(i) - (v) inclusive, (vii) or (x) cannot reasonably be cured within thirty (30) days, Developer shall provide Friday's notice thereof (together with Developer's best estimate of the time period required to complete such cure) and immediately undertake efforts to cure such default within the cure period, and continue such efforts with diligence to completion. In no event, however, shall such cure period be extended without the prior written consent of Friday's.

         F. Developer and each Principal agree that Friday's exercise of the rights and remedies set forth herein are reasonable. Friday's may, in addition to pursuing any other remedies, specifically enforce such obligations, covenants and agreements or obtain injunctive or other equitable relief in connection with the violation or anticipated violation of such obligations, covenants and agreements-

         10.02 A. The following shall constitute  Events of Default by Friday's:
(i) failure to comply with or perform its obligations and agreements  herein, or
(ii) Friday's (a) is adjudicated, or is, bankrupt or insolvent, (b) makes an assignment for the benefit of creditors, or (c) seeks protection from creditors by petition in bankruptcy or otherwise or there is filed against Friday's a similar petition which is not dismissed within thirty (30) days.

         B. Upon the occurrence of a Material Event of Default by Friday's. Developer may, upon notice to Friday's, terminate this Agreement and all rights granted hereunder without waiving any (i) claim for damages suffered by Developer; or (ii) other rights, remedies or claims. Any termination of this Agreement by Developer other than as provided in this Section 10.02 shall be deemed a termination by Developer without cause.

         C. Developer shall not exercise any remedies available hereunder with respect to any Events of Default unless such Events of Default remain uncured after (i) notice from Developer thereof and (ii) the expiration of thirty (30) days following such notice

         D. If any Events of Default  cannot  reasonably  be cured within thirty
(30) days, Friday's shall provide Developer notice thereof (together with Friday's best estimate of the time period required to complete such cure) and immediately undertake efforts to cure such default within the cure period, and continue such efforts with diligence to completion. In no event, however, shall such cure period be extended without the prior written consent of Developer.

         10.03 Subject to the provisions of Section 10.06, all rights and remedies of either party shall be cumulative, and not exclusive, of any other right or remedy described herein or available at law or in equity. The expiration or termination of this Agreement shall not release any party from any liability or obligation then accrued or any liability or obligation continuing beyond, or arising from, such expiration or termination Nothing in this Agreement shall impair either party's right to obtain injunctive or other equitable relief.

         10.04 The failure of any party to exercise any right or remedy or to enforce any obligation, covenant or agreement herein shall not constitute a waiver by, or estoppel of that party's right to any of the remedies described herein including, without limitation, to enforce strict compliance with any such obligation, covenant or agreement No custom or practice shall modify or amend this Agreement. The waiver of, or failure or inability of any party to enforce, any right or remedy shall not impair that party's rights or remedies with respect to subsequent Events of Default of the same, similar or different natures The delay, forbearance or failure of any party to exercise any right or remedy in connection with any Event of Default or default by any other developers shall not affect, impair or constitute a waiver of such party's rights or remedies herein. Acceptance of any Payment shall not waive any Event of Default.

         10.05 Developer and each Principal shall, jointly and severally, pay all costs and expenses (including reasonable fees of attorneys and other engaged professionals) incurred by Friday's in successfully enforcing, or obtaining any remedy arising from the breach of, this Agreement. The existence of any claims, demands or actions which Developer or any Principal may have against Friday's, whether arising from this Agreement or otherwise, shall not constitute a defense to Friday's enforcement of Developer's or any Principal's representations, warranties, covenants, obligations or agreements herein.

         10.06 IN THE EVENT OF A DISPUTE BETWEEN THEM WHICH IS NOT SUBJECT TO, NOR ARISES UNDER, SECTION 12, FRIDAY'S, DEVELOPER &ND PRINCIPALS HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO OR CLAIM FOR ANY PUNITIVE, EXEMPLARY, INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS, BUT SPECIFICALLY EXCLUDING, HOWEVER, DAMAGES TO THE REPUTATION AND GOODWILL ASSOCIATED WITH AND/OR SYMBOLIZED BY THE PROPRIETARY MARKS) AGAINST THE OTHER ARISING OUT OF ANY CAUSE WHATSOEVER (WHETHER SUCH CAUSE BE BASED IN CONTRACT, NEGLIGENCE, STRICT LIABILITY, OTHER TORT OR OTHERWISE) AND AGREE THAT EACH SHALL BE LIMITED TO THE RECOVERY OF ANY ACTUAL DAMAGES SUSTAINED BY IT. IF ANY OTHER TERM OF THIS AGREEMENT IS FOUND OR DETERMINED TO BE UNCONSCIONABLE OR UNENFORCEABLE FOR ANY REASON, THE FOREGOING PROVISION SHALL CONTINUE IN FULL FORCE AND EFFECT.

11. INSURANCE

         A. Developer shall obtain within thirty (30) from the date hereof and maintain throughout the Term, such insurance coverage (including, without limitation, auto liability coverage and workers compensation insurance) as may be (i) required by law; or (ii) reasonably designed to protect Developer from the risks inherent in the development activities to be engaged in by Developer pursuant to this Agreement. Friday's shall have the right to reasonably consent to the types and amounts of coverage and the issuing companies. Such insurance shall:

               (1) name the Friday's Indemnitees as additional insured parties and provide that coverage applies separately to each insured and additional insured party against whom a claim is brought as though a separate policy had been issued to each Friday's Indemnitee;

               (2) contain no provision which limits or reduces coverage in the event of a claim by any one (1) or more of the insured or additional insured parties;

               (3) provide that policy limits shall not be reduced, coverage restricted, canceled, allowed to lapse or otherwise altered or such policy(ies) amended without Friday's consent, but in no event upon less than thirty (30) days prior written notice to Friday's;

               (4) be obtained from reputable insurance companies with an A.M. Best Rating of "A" and an A.M. Best Class Rating of XIV (or comparable ratings from a reputable insurance rating service, in the event such A.M. Best ratings are discontinued or materially altered), authorized to do business in the jurisdiction in which the Restaurant is located; and

               (5) be in an amount and form satisfactory to Friday's; but in no event in amounts less than the following:

                    (a) auto liability insurance, including coverage of owned, non-owned and hired vehicles, with a combination of primary and excess limits of not less than Five Hundred Thousand Dollars ($500,000.00) for bodily injury for each person, One Million Dollars ($1,000,000.00) for bodily injury for each occurrence and Two Hundred Fifty Thousand Dollars ($250,000.00) for each occurrence of property damage;

                    (b) employer's liability insurance with a limit of not less than Five Hundred Thousand Dollars ($500,000.00); and

                    (c) workers compensation insurance in such amount as may be required by applicable statute or rule.

         B. Such insurance may provide for reasonable deductible amounts with Friday's consent

         C. A certificate of insurance shall be submitted for Friday's consent within ten (10) days following commencement of such coverage, and additional certificates of insurance shall be submitted to Friday's thereafter, evidencing uninterrupted coverage. Developer shall deliver a complete copy of such policy(ies) within ten (10) days of request.

         D. In the event of a claim of any one or more of the Friday's Indemnitees against Developer, Developer shall, on request of Friday's, assign to Friday's any and all rights which Developer then has or thereafter may have with respect to such claim against the insurer(s) providing the coverage described in this Section.

         E.  Developer's  obligation  to obtain  and  maintain  insurance  or to indemnify  any  Friday's  Indemnitee  shall  not be  limited  by  reason  of any insurance which may be maintained by any Friday's Indemnitee, nor shall such insurance relieve Developer of any liability under this Agreement Developers insurance shall be primary to any policies maintained by any Friday's Indemnitee.

         F. If Developer fails to obtain or maintain the insurance required by this Agreement, as such requirements may be revised from time to time, Friday's may acquire such insurance, and the cost thereof, together with a reasonable fee for Friday's expenses in so acting and interest at eighteen percent (18%) per annum from the date acquired, shall be payable by Developer upon notice.

12. INDEMNIFICATION

          A. Developer and each of Developer's Principals will, at all times, indemnify and hold harmless to the fullest extent permitted by law Friday's, its corporate affiliates, successors and assigns and the respective directors, officers, employees, agent and representatives of each (Friday's and all others hereinafter collectively "Indemnities") from all "losses and expenses" (as defined below) incurred in connection with any action, suit, proceeding, claim, demand, investigation or inquiry (formal or informal), or any settlement thereof (whether or not a formal proceeding or action has been instituted) which arises out of or is based upon any of the following:

               (1) The infringement, alleged infringement, or any other violation or alleged violation by Franchisee or any of Developer's Principals of any patent, mark or copyright or other proprietary right owned or controlled by third parties.

               (2) The violation, breach or asserted violation or breach by Developer or any of Developer's Principals of any contract, federal, state or local law, regulation ruling, standard or directive or any industry standard.

               (3) Libel, slander or any other form of defamation of Franchisor or the System, by Developer or any of Developer's Principals.

               (4) The violation or breach by Developer or any of Developer's Principals of any warranty, representation, agreement or obligation in this Agreement.

               (5) Acts, errors or omissions of Developer or any of its agents, servants, employees, contractors, partners, affiliates or representatives

         B. Developer and each of Developer's Principals agree to give Friday's immediate notice of any such action, suit, proceeding, claim, demand, inquiry or investigation.

         C. Friday's shall at all times have the absolute right to retain counsel of its own choosing in connection with any action, suit, proceeding, claim, demand, inquiry or investigation Friday's shall at all times have the absolute right to investigate any action, suit proceeding, claim or demand itself.

         D. Developer and each of Developer's Principals shall indemnify Friday's for its attorneys' fees, expenses, and costs incurred in connection with the exercise of Friday's rights under Subsection 12.01. This provision shall not be construed so as to limit or in any way affect Developer's indemnity obligations pursuant to the other provisions of Subsection 1101~

         E. In the event that Franchisor's exercise of its rights under Subsection 12.01 .C actually results in Developer's Insurer (i.e., insurance required to be maintained by Developer pursuant to Subsection 12.01)
(hereinafter Section 12.01 "the Insurer") refining to pay on a third party claim, all causes of action and legal remedies which Developer might have against the Insurer shall be automatically assigned to Franchisor without the need for any further action on Franchisor's or Developer's part. For the purposes of Subsection 12.01, "actually results" means that, but for Franchisor's exercise of its rights under Subsection 12.01, the Insurer would not have refused to pay on said third-party claim.

         F. In the event that Franchisor's exercise of its rights under Subsection 1201. actually results in the Insurer refusing to pay on a third-party claim, Developer shall not be required to indemnify Franchisor for the latter's attorneys' fees, expenses and costs incurred in connection with that claim.

         G. In the event that the Insurer subsequently reverses its previous decision to not pay a claim, by in fact paying that claim, Developer shall be required to indemnify Franchisor for the latter's attorneys' fees, expenses and costs incurred in connection with that claim, just as if the Insurer had never denied the claim.

         H. In the event that Developer encourages, requests, or suggests that the Insurer deny a claim, Developer shall indemnify Franchisor for its attorneys' fees, expenses and costs in connection with that claim.

         I. Subject to the provisions of Subsection 11.01.B above, in order to protect persons or property, or its reputation or goodwill, or the reputation or goodwill of others, Franchisor may, at any time and without notice, as it, in its judgment deems appropriate, consent or agree to settlements or take such other remedial or corrective action as it deems expedient with respect to the action, suit, proceeding, claim, demand, inquiry or investigation if, in Franchisor's sole judgment, there are reasonable grounds to believe that:

               (1) any of the acts or circumstances enumerated in Subsection 12.01.A above have occurred; or

               (2)  any  act,   error,  or  omission  of  Developer  or  any  of
Developer's Principals may result directly or indirectly in damage, injury or harm to any person or any property.

          J. In addition to their indemnity obligations under Section 12.0l.D, Developer and Developer's Principals shall indemnify Franchisor for any and all losses, compensatory damages, exemplary or punitive damages, fines, charges, costs, expenses, lost profits, settlement amounts, judgments, compensation for damages to the Franchisor's reputation and goodwill, costs of or resulting from delays, financing, costs of advertising material and media time/space, and costs of changing, substituting or replacing the same, and any and all expenses of recall, refunds, compensation, public notices and other such amounts incurred in connection with the matters described, which result from any of the items set forth in Section 12.01.

          K. Franchisor does not assume any liability whatsoever for acts, errors, or omissions of those with whom Developer or any of Developer's
Principals may contract, regardless of the purpose. Developer and each of Developer's Principals shall hold harmless and indemnify Franchiser for all losses and expenses which may arise out of any acts, errors or omissions of these third parties

          L. Under no circumstances shall Franchisor be required or obligated to seek recovery from third parties or otherwise mitigate its losses in order to maintain a claim against Developer or any of Developer's Principals, Developer and each of Developer's Principals agree that the failure to pursue such recovery or mitigate loss will in no way reduce the amounts recoverable by Franchiser from Developer or any of Developer's Principals.

          M. Notwithstanding anything to the contrary contained in this Agreement, Developer is not required to indemnify Franchisor with regard to any infringement, alleged infringement or other violation or alleged violation by Developer or any of Developer's Principals of any patent, mark, or copyright or other proprietary right owned or controlled by a third party, arising in connection with the use of the Proprietary Marks and System franchised to Developer when used in the manner authorized and required by Franchisor pursuant to this Agreement In the event Developer is involved in such an action, Franchisor agrees to indemnify Developer and Developer's Principals in connection with the defense thereof and to indemnify and hold Developer and Developer's Principals harmless from any and all losses, damages, claims, liabilities, expenses, including attorney's fees (prior to litigation, during litigation, and on appeal) and all costs (whether taxed or not taxed) in connection with proceedings regarding the same. Developer shall give notice to Franchisor of any such claim no later than fifteen (15) days after Developer becomes aware of same or is given notice thereof This indemnity shall be inoperative to the extend that failure to have timely provided such notice to Franchisor materially impairs Franchisor's ability to defend any such claim, in whole or in part, or to minimize the costs of this indemnity. Developer shall not be required to defend Franchisor with regard to Developer's utilization pursuant to this Agreement of the Proprietary Marks and System provided such utilization is in strict compliance with that authorized and required by Franchiser pursuant to this Agreement.

13. NOTICES

          All notices required or desired to be given hereunder shall be in writing and shall be sent by personal delivery, expedited delivery service, facsimile or certified mail, return receipt requested to the following addresses (or such other addresses as designated pursuant to this Section 13):

          IF TO FRIDAY'S    TGI Friday's Inc.
                            Attention: General Counsel
                            7540 LBJ Freeway, Suite 100
                            Dallas, Texas 75251
                            Facsimile No.: (972) 450-5636

         IF TO DEVELOPER OR ANY PRINCIPAL:

                                    Main St. California, Inc.
                                    Attention: Bart Brown, Jr.
                                    5050 N. 40th  Street, Suite 200
                                    Phoenix, AZ 85018
                                    Facsimile No: (602) 852-0001

          Notices posted by personal delivery, expedited service or given by facsimile shall be deemed given the next business day after transmission. Notices posted by certified mail shall be deemed received three (3) Business Days after the date of posting. Any change in the foregoing addresses shall be effected by giving fifteen (15) days written notice of such change to the other party.

14. FORCE MAJEURE

         No party shall be liable for any inability to perform resulting from acts of God or other causes (other than financial inability or insolvency) beyond their reasonable control; provided, however, that nothing herein shall excuse or permit any delay or failure (i) to remit any Payment on the date due; or (ii) for more than one-hundred eighty (180) days. The party whose performance is affected by an event of force majeure shall, within three (3) days of the occurrence of such event, give notice thereof to the other party setting forth the nature thereof and an estimate of its duration.

15. SEVERABILITY

          A. Should any term, covenant or provision hereof, or the application thereof, be determined by a valid, final, non-appealable order to be invalid or unenforceable, the remaining terms, covenants or provisions hereof shall continue in full force and effect without regard to the invalid or unenforceable provision- In such event, such term, covenant or provision shall be deemed modified to impose the maximum dory permitted by law and such term, covenant or provision shall be valid and enforceable in such modified form as if separately stated in and made a part of this Agreement. Notwithstanding the foregoing, if any term hereof is so determined to be invalid or unenforceable and such determination adversely affects, in Friday's reasonable judgment, Friday's ability to realize the principal purpose of the Agreement or preserve its or TGIFM's rights in, or the goodwill underlying, the Proprietary Marks, the System, or the Confidential Information, Friday's may terminate this Agreement upon notice to Developer.

          B. Captions in this Agreement are for convenience only and shall not affect the meaning or construction of any provision hereof.

16. INDEPENDENT CONTRACTOR

         A. Developer is an independent contractor. Nothing herein shall create the relationship of principal and agent, legal representative, joint ventures, partners, employee and employer or master and servant between the parties. No fiduciary duty is owed by, or exists between, the parties.

         B. Nothing herein authorizes Developer or any Principal to make any contract, agreement, warranty or representation or to incur any debt or obligation in Friday's name

17. DUE DILIGENCE AND ASSUMPTION OF RISK

         A. Developer and each Principal (i) have conducted such due diligence and investigation as each desires; (ii) recognize that the business venture described herein involves risks; and (iii) acknow1edge that the success of such business venture is dependent upon the abilities of Developer and Principals. FRIDAY'S EXPRESSLY DISCLAIMS THE MAKING OF, AND DEVELOPER AND EACH PRINCIPAL ACKNOWLEDGE TEAT THEY RAVE NOT RECEIVED OR RELIED UPON, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE POTENTIAL PERFORMANCE OR VIABILITY OF THE BUSINESS VENTURE CONTEMPLATED BY THIS AGREEMENT.

         B. Developer and each Principal have received, read and understand this Agreement, the documents referred to herein and the Exhibits and Schedules hereto. Developer and each Principal have had ample time and opportunity to consult with their advisors concerning the potential benefits and risks of entering into this Agreement.

13. MISCELLANEOUS

         A. Time is of the essence to this Agreement.

         B. There are no third party beneficiaries to this Agreement except for the remedy provided for breach of Developer's or any Principal's covenant contained in Section 7C(3)(a), the provision for liquidated damages contained in
Section 10.0l.C.(3), and the rights and remedies provided for in Exhibit B.

         C. This Agreement may be executed in any number of counterparts each of which when so executed shall be an original, but all of which together shall constitute one (1) and the same instrument.

         D. All references herein to the masculine, neuter or singular shall be construed to include the masculine, feminine, neuter or plural, unless otherwise suggested by the text.

         E. This Agreement will become effective only upon execution hereof by the President or a vice president of Friday's.

         F.  This  Agreement  is not a  franchise  agreement  and does not grant
Developer or any Principal any rights in or to the (i) System (except as expressly provided herein); or (ii) Proprietary Marks.

         G.   Developer   shall  not  use  the  words   "FRIDAY'S(R)",   "T.G.I.
FRIDAY'S(R)" "TGIF(R)", "THE AMERICAN BISTRO(R)", or any part thereof as part of its corporate or other name.

         H. Developer and each Principal acknowledge that each has received a complete copy of this Agreement, the documents referred to herein and the Exhibits and Addenda hereto at least five (5) business days prior to the date on which this Agreement was executed. Developer and each Principal further acknowledge that each has received the disclosure document required by the Trade Regulation Rule of the Federal Trade Commission entitled "Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures" at least ten (10) business days prior to the date on which this Agreement was executed.

19. CHOICE OF LAW; JURISDICTION: VENUE

         A. DEVELOPER AND ITS PRINCIPALS ACKNOWLEDGE THAT FRIDAY'S MAY GRANT DEVELOPMENT RIGHTS THROUGHOUT THE UNITED STATES ON TERMS AN]) CONDITIONS SIMILAR IN CERTAIN MATERIAL RESPECTS TO THOSE SET FORTH IN THIS AGREEMENT, AND THAT IT IS OF MUTUAL BENEFIT TO DEVELOPER AND

DEVELOPER'S PRINCIPALS AND TO FRIDAY'S THAT THESE TERMS AND CONDITIONS BE UNIFORMLY INTERPRETED. THEREFORE, THE PARTIES AGREE THAT TO THE EXTENT THE LAW OF THE STATE OF TEXAS IS HELD ENFORCEABLE, TEXAS LAW SHALL APPLY TO THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT (EXCEPT FOR TEXAS CHOICE OF LAW RULES) AND SHALL GOVERN ALL QUESTIONS WHICH ARISE WITH REFERENCE HERETO.

         B. THE PARTIES ACKNOWLEDGE THAT THIS AGREEMENT SHALL BE PERFORMED IN SUBSTANTIAL PART IN DALLAS COUNTY, TEXAS. THE PARTIES THEREFORE AGREE THAT ANY CLAIM, CONTROVERSY OR DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PERFORMANCE THEREOF WHICH CANNOT BE AMICABLY SETTLED, EXCEPT AS OTHERWISE PROVIDED HEREIN, SHALL BE RESOLVED BY A PROCEEDING IN A COURT IN DALLAS COUNTY, TEXAS, AND DEVELOPER AND PRINCIPALS EACH IRREVOCABLY ACCEPT AND SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS AND THE FEDERAL COURTS LOCATED IN DALLAS COUNTY, TEXAS FOR SUCH CLAIMS, CONTROVERSIES OR DISPUTES; PROVIDED, HOWEVER, WITH RESPECT TO ANY ACTION WHICH INCLUDES INJUNCTIVE RELIEF, OR ANY ACTION FOR THE RECOVERY OF ANY PROPERTY, REAL OR PERSONAL, FRIDAY'S MAY BRING SUCH ACTION IN ANY STATE WHICH HAS .JURISDICTION.

20. ENTIRE AGREEMENT

         This Agreement and the Exhibits, Addenda and Schedules hereto constitute the entire agreement between Friday's, Developer and the Principals concerning the subject matter hereof. All prior agreements, discussions, representations, warranties and covenants are merged herein. THERE ARE NO
WARRANTIES, REPRESENTATIONS, COVENANTS OR AGREEMENTS, EXPRESS OR IMPLIED, BETWEEN THE PARTIES CONCERNING THE SUBJECT MATTER HEREOF, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED COVENANT OF GOOD FAITH AND FAIR DEALING, EXCEPT THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT. EXCEPT THOSE PERMITTED TO BE MADE UNILATERALLY BY FRIDAY'S HEREUNDER, NO AMENDMENT, CHANGE OR VARIANCE FROM THIS AGREEMENT SHALL BE BINDING ON EITHER PARTY UNLESS MUTUALLY AGREED TO BY FRIDAY'S AND DEVELOPER AND EXECUTED IN WRITING.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the day and year first above written.

WITNESS:                                TGI FRIDAY'S INC.

/s/  Janice Sutcliff                    /s/
------------------------                ------------------------
Name: Janice Sutcliff                   Its: Vice President & General Counsel

Date:  4/22/98                          Date:  4/22/98
     -------------------                     ------------------

WITNESS:                                MAIN ST. CALIFORNIA, INC.

/s/  Patricia A. Davies                 /s/ Bart Brown
------------------------                ------------------------
Name: Patricia A. Davies                Its: President

Date:  4/15/98                          Date:  4/15/98
     -------------------                     ------------------

         Each Principal acknowledges, covenants and represents as follows:

         (1) each has read the terms and conditions of this Agreement;

         (2) each is a `Principal" as described in this Agreement;

         (3) each is the owner of and has the right to vote the percent of the Securities of' Developer indicated next to the signature below of each Principal;

         (4) each makes all of the representations, warranties, covenants and agreements of the Developer (including liability to make Payments) and a Principal set forth in this Agreement (including, without limitation, the covenants and agreements concerning Transfer, non-compete and maintenance of' Confidential Information) and is obligated to perform thereunder;

         (5)  each   individually,   jointly  and  severally,   irrevocably  and
unconditionally guarantees that all of Developer's obligations under the terms and conditions of this Agreement will be timely, paid and performed;

         (6) each acknowledges that Friday's may, without notice to Principals, waive, renew, extend, modify, amend or release any indebtedness or obligation of Developer, or settle, adjust, or compromise any claims against Developer;

         (7) each waives all demands and notices of every kind with respect to this guaranty including, without limitation, notice of presentment, demand for payment or performance by Developer, any default by Developer or any guarantor, and any release of any guarantor or other security for this Agreement or the obligations of Developer. Friday's may pursue its rights against Developer's Principals without first exhausting its remedies against Developer and without joining any other guarantor hereto and no delay on the part of Friday's in the exercise of any right or remedy shall operate as a waiver of such right or remedy;

         (8) each has derived and expects to derive financial or other benefit, directly or indirectly, from this Agreement and the transaction described herein;

         (9) each acknowledges that his/its execution of this Agreement, and his/its undertakings and agreements herein, has induced Friday's to enter into the transactions described in, and to execute, this Agreement;

         (10) each consents to and shall be bound by any amendment of this Agreement made by Friday's and Developer pursuant to the terms hereof; and

         (11) each has executed, concurrent herewith, the Guaranty Agreement on Addendum B.

                                   PRINCIPALS                    Securities
                                                                   Voting %

WITNESS:                       MAIN STREET & MAIN INC.              100%

/s/  Patricia A. Davies        /s/ Bart Brown
------------------------       ------------------------
Name: Patricia A. Davies       Its: President

Date:  4/15/98                 Date:  4/15/98
     -------------------            ------------------

                  COVENANT AND AGREEMENT FOR CONFIDENTIALITY

          This  agreement   ("Agreement")  is  made  by  Main  Street  and  Main
Incorporated, Inc a corporation organized under the laws of' the State of Delaware ("Principal") and TGI Friday's Inc., a corporation organized under the laws of the of New York ("Friday's"), in connection with that certain Development Agreement dated April 22, 1998, (the "Development Agreement") by and between Friday's and ("Developer").

          WHEREAS, Friday's and Developer have entered into the Development Agreement; and

          WHEREAS, the Confidential Information provides economic advantages to Friday's and is not generally known to, and not legally available to, third parties; and

          WHEREAS, Friday's has taken and intends to take all steps necessary to maintain the confidentiality of the Confidential Information; and

          WHEREAS,   Principal  will  receive,   and  desires  to  receive,  the
Confidential Information in his capacity as a Principal of Developer; and

          WHEREAS, this Agreement is executed and delivered pursuant to Section &C of the Development Agreement.

          NOW,   THEREFORE,   in  consideration  of  the  mutual  covenants  and
obligations contained herein, Principal and Friday's agree as follows:

          1. Capitalized terms used herein and not otherwise defined shall have the meanings attributed to them in the Development Agreement.

          2. Friday's shall disclose to Principal some or all of the Confidential Information which may be utilized by Principal solely (a) in his capacity as a Principal of Developer and (b) in connection with Developers performance of its duties and obligations pursuant to the Development Agreement. No other use or disclosure of any of the Confidential Information shall be made by Principal. Principal acknowledges and agrees that Friday's or TGIFM is the exclusive owner of the Confidential Information, the System and the Proprietary Marks Principal shall not, directly or indirectly, contest or impair Friday's or TGIFM's ownership of, or interest in, the Confidential Information, the System or the Proprietary Marks.

          3. Principal shall receive the Confidential Information in strict confidence. The Confidential Information may be utilized by Principal only (a) so long as Principal remains a Principal of Developer and (b) during the Term. The Confidential Information shall not be used in any manner that is adverse or detrimental to, or competitive with, Friday's, TGIFM or Developer. Except as permitted pursuant to the Development Agreement or this Agreement, the Confidential Information shall not, without the prier written consent of Friday's, be (x) copied, (y) compiled (in total or in part) with other information, or (z) disclosed to any third party.

          4. Principal shall not communicate, disclose or use the Confidential Information, or any part thereof, except as (a) permitted herein or (b) required by law The Confidential Information may be disclosed to Principal's agents, consultants, contractors and employees who need to know the Confidential
Information for the sole purpose of providing services to Principal in his capacity as a Principal of

Developer. Prior to such disclosure of any Confidential Information, each of such agents, consultants, contractors and employees shall (a) he advised by Principal of the confidential and proprietary nature of the Confidential Information and (b) agree to be bound by the terms and conditions of this Agreement. Notwithstanding such agreement, Principal shall indemnify the Friday's Indemnitees from and against any damages, costs (including reasonable fees of attorneys and other engaged professionals) and expenses resulting from any disclosure or use of the Confidential Information, or any part thereof, by such agents, representatives or employees contrary to the terms hereof

          5. In the event Principal or Principal's agents, representatives, or employees receive notice of any request, demand or order to transfer or disclose all or any portion of the Confidential Information, Principal shall immediately notify Friday's thereof, and shall fully cooperate with and assist Friday's in prohibiting or denying any such transfer or disclosure. Should such transfer or disclosure be required by a valid, final, non-appealable court order, Principal shall fully cooperate with and assist Friday's in protecting the confidentiality of the Confidential Information to the maximum extent permitted by law.

          6. Immediately upon Friday's request or upon any termination or expiration of the Term. Principal shall return the Confidential Information including, without limitation, that portion of the Confidential Information which consists of analyses, compilations, studies or other documents containing or referring to any part of the Confidential Information, prepared by Principal, its agents, representatives or employees and any copies thereof

          7. Each of the representations, warranties, covenants, acknowledgments and agreements of Principal, and the rights and remedies of Friday's in connection therewith, contained in the Development Agreement including, without limitation, those contained in Sections 6, 7.C.(3), 8.B, 8.C, 8.E and 10 of the Development Agreement, are incorporated in this Agreement by reference as if fully set forth. In connection with Friday's enforcement of such rights and remedies (or other rights and remedies of Friday's under this Agreement), any court of competent jurisdiction selected by Friday's shall have personal jurisdiction over Principal, to which jurisdiction Principal irrevocably consents. The parties agree that to the extent the law of the State of Texas is held enforceable, Texas law shall apply to the interpretation and construction of this Agreement (except for Texas choice of law rules) and shall govern all questions which arise with reference hereto.

          8. Friday's may, in addition to pursuing any other remedies, specifically enforce such obligations, covenants and agreements or obtain injunctive or other equitable relief in connection with the violation or anticipated violation of such obligations, covenants and agreements without the necessity of showing (i) actual or threatened harm; (ii) the inadequacy of damages as a remedy; or (iii) likelihood of success on the merits, and without being required to furnish bond or other security. Nothing in this Agreement shall impair Friday's right to obtain equitable relief.

          9. Should any term, covenant or provision hereof, or the application thereof, be determined by a valid, final, non-appealable order to be invalid or unenforceable, the remaining terms, covenants or provisions hereof shall continue in full force and effect without regard to the invalid or unenforceable provision. In such event such term, covenant or provision shall be deemed modified to impose the maximum duty permitted by law and such term, covenant or provision shall be valid and enforceable in such modified form as if separately stated in and made a part of this Agreement.

          10. Any of' Principal's agreements, obligations or covenants which contemplate performance thereof after the termination or expiration of this Agreement shall survive such termination Or expiration.

          11. Principal acknowledges and warrants that he has derived and expects to derive financial or other advantage and benefit, directly or indirectly, from the Development Agreement, this Agreement and/or the provision of the Confidential Information to Developer and/or Principal.

          IN WITNESS WHEREOF, this Agreement has been executed by the parties on the dates indicated below.

WITNESS:                                TGI FRIDAY'S INC.

/s/  Janice Sutcliff                    /s/
------------------------                ------------------------
Name: Janice Sutcliff                   Its: Vice President & General Counsel

Date:  4/22/98                          Date:  4/22/98
     -------------------                     ------------------

WITNESS:                                MAIN ST. CALIFORNIA, INC.

/s/  Patricia A. Davies                 /s/ Bart Brown
------------------------                ------------------------
Name: Patricia A. Davies                Its: President

Date:  4/15/98                          Date:  4/15/98
     -------------------                     ------------------

WITNESS:                                MAIN ST. & MAIN INC.

/s/  Patricia A. Davies                 /s/ Bart Brown
------------------------                ------------------------
Name: Patricia A. Davies                Its: President

Date:  4/15/98                          Date:  4/15/98
     -------------------                     ------------------

                       EXHIBIT B TO DEVELOPMENT AGREEMENT

                  COVENANT AND AGREEMENT FOR CONFIDENTIALITY

          This agreement ("Agreement") is made by [Employee's Name]. an individual residing in the state of __________________ ("Employee"), "Developer's Name], [an individual residing in the state of Or a corporation/partnership organized under the laws of the State of ________________ ("Developer"), in connection with that certain Development Agreement dated ___________________. ______. (the `Development Agreement") by and between TGI Friday's Inc. ("Friday's") and Developer.

          WHEREAS, Friday's and Developer have entered into the Development Agreement; and

          WHEREAS, the Confidential Information provides economic advantages to Friday's, and is not generally known to, and is not legally available to third parties; and

          WHEREAS, Friday's has taken and intends to take all steps necessary to maintain the confidentiality of the Confidential Information; and

          WHEREAS, it will be necessary for certain employees of Developer to have access to and to use some or all of the Confidential Information in connection with the performance of their job functions related to the development, construction and operation of Restaurants under the System; and

          WHEREAS, Employee is the [insert title] of Developer; and

          WHEREAS, Employee needs to receive, and desires to receive and use, the Confidential Information in the course of his employment by Developer in order to effectively perform his job function; and

          WHEREAS, the Agreement is executed and delivered pursuant to Section 6.C. of the Development Agreement.

          NOW,   THEREFORE,   in  consideration  of  the  mutual  covenants  and
obligations contained herein. Employee and Developer agree as follows:

          1. Capitalized terms used herein and not otherwise defined shall have the meanings attributed to them on Annex A hereto.

          2. Developer or Friday's, acting on behalf of Developer, shall disclose to Employee some or all of the Confidential Information which may be utilized by Employee solely (a) in his capacity as the [title] of Developer and
(b) in connection with Employee's performance of his job functions. No other use or disclosure of any of the Confidential Information shall be made by Employee. Employee acknowledges and agrees that Friday's or TGI FM is the exclusive owner of the Confidential Information, the System and the Proprietary Marks. Employee shall not, directly or indirectly, contest of' impair Friday's or TGIFM's ownership of, or interest in, the Confidential Information, the System or the Proprietary Marks.

          3. Employee shall receive the Confidential Information in strict confidence, The Confidential Information may be utilized by Employee only (a) so long as Employee is employed by Developer and (5) during the Term. The Confidential Information shall not be used in any manner that is adverse or detrimental to or competitive with, Friday's, TOTEM or Developer. Except as permitted pursuant to this Agreement, the Confidential Information shall not, without the prior written consent of Friday's, be (x) copied, (y) compiled (in total or in part) with other information, or (a) disclosed to any third party.

          4. Employee shall not communicate, disclose or use the Confidential Information, or any part thereof, except as (a) permitted herein or (5) required by law. The Confidential Information may be disclosed to fellow employees as necessary to train or assist such other employees of Developer in the performance of their job functions with respect to the development, construction or operation of a Restaurant. Prior to such disclosure of any

Confidential Information, each such employee shall (i) be advised by Employee of the confidential and proprietary nature of the Confidential Information and (ii) agree to be bound by the terms and conditions of this Agreement.

          5. In the event Employee receives notice of any request, demand, or order to transferor disclose all or any portion of the Confidential Information. Employee shall immediately notify Developer thereof, and shall fully cooperate with and assist Friday's in prohibiting or denying any such transfer or disclosure. Should such transfer or disclosure be required by a valid, final, non-appealable court order, Employee shall filly cooperate with and assist Friday's in protecting the confidentiality of the Confidential Information to the maximum extent permitted by law.

          6. Immediately upon Friday's request, upon Employee's termination of employment with Developer, or upon the conclusion of the use for which any Confidential Information was furnished, Employee shall return the Confidential Information including, without limitation, that portion of the Confidential Information which consists of analyses, compilations, studies or other documents containing or referring to any part of the Confidential Information, and any copies thereof, to Developer or Friday's.

          7. In order to protect the goodwill and unique qualities of the System and the confidentiality and value of the Confidential Information, and in consideration of the disclosure to Employee of the Confidential Information, Employee covenants that, during the period of his employment by Developer and for a period of one (1) year following termination of such employment, Employee shall not, directly or indirectly:

               A. employ or seek to employ any person (or induce such person to leave his or her employment) who is, or has within one (1) year been, employed
(i) by Friday's or Developer, (ii) by any developer or franchisee of Friday's, or (iii) in any other concept Or system owned, operated or franchised by an Affiliate, as a director, officer or in any managerial capacity;

               B. own, maintain, operate or have any interest in any Competing Business;

               C. own, maintain, operate or have any interest in any Competing Business which business is, or is intended to be, located in the Territory; or

               D. own, maintain, operate or have any interest in any Competing Business which business is or is intended to be, located within a radius of three (3) miles of any restaurant which is a part of any concept or system owned, operated or franchised by Friday's or any Affiliate.

          8. In connection with the enforcement of rights and remedies under this Agreement, any court of competent jurisdiction selected by Developer or Friday's shall have personal jurisdiction over Employee, to which jurisdiction Employee irrevocably consents. THE PARTIES AGREE THAT TO THE EXTENT THE LAW OF THE STATE OF TEXAS IS HELD ENFORCEABLE, TEXAS LAW SHALL APPLY TO THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT (EXCEPT FOR TEXAS CHOICE OF LAW RULES) AND SHALL GOVERN ALL QUESTIONS WHICH ARISE WITH REFERENCE HERETO.

         9. A. Employee acknowledges and agrees that (i) Friday's is a third party beneficiary to this Agreement and (ii) Friday's exercise of the rights and remedies set forth herein is reasonable.

               B. Developer or Friday's may, in addition to pursuing any other remedies, specifically enforce such obligations and covenants or obtain injunctive or other equitable relief in connection with the violation or anticipated violation of such obligations and covenants without the necessity of showing (i) actual or threatened harm; (ii) the inadequacy of damages as a remedy; or (iii) likelihood of success on the merits, and without being required to furnish bond or other security. Nothing in this Agreement shall impair Developer's or Friday's right to obtain equitable relief

               C. With respect to Employee's breach of the covenants contained in Section 7.A hereof, the affected former employer shall be compensated by Employee for the reasonable costs and expenses incurred by such employer in connection with training such employee, Developer and Employee acknowledge that such expenses are impossible to accurately quantify and agree that, as liquidated damages and not as a penalty, an amount equal to such employee's annual rate of compensation in the final twelve (12) months of employment (or an annualized rate if employed for a shorter period) by such former employer shall be paid by Employee to the former employer at such time as such employee commences employment.

          10. Should any term, covenant or provision hereof, or the application thereof be determined by a valid, final, non-appealable order to be invalid or unenforceable, the remaining terms, covenants or provisions hereof shall continue in full force and effect without regard to the invalid or unenforceable provision. In such event, such term, covenant or provision shall be deemed modified to impose the maximum duty permitted by law and such term, covenant or provision shall he valid and enforceable in such modified form as if separately stated in and made a part of this Agreement.

          11. Any of Employee's agreements, obligations or covenants which contemplate performance thereof after the termination or expiration of this Agreement shall survive such termination or expiration.

          IN WITNESS WHEREOF, this Agreement has been executed by the parties on the dates indicated below.


                   [Employee]
Name:
     -----------------------------
Date:
     -----------------------------

WITNESS:                                                  [Developer]
                                                 By:
                                                    ----------------------------
-----------------------------                    Its:
Name:                                                ---------------------------
                                                 Date:
                                                      --------------------------

              Annex A to Covenant and Agreement for Confidentiality

AFFILIATE - Friday's Hospitality Worldwide, Inc., or any subsidiary thereof or any subsidiary of TGI Friday's Inc.

COMMENCEMENT DATE - April ________, 1998

COMPETING BUSINESS - a restaurant or bar/restaurant business offering the Same or similar products and services as offered by restaurants in the System or restaurants in any other concept or system owned, operated or franchised by Friday's or any Affiliate, including, without limitation, waiter/waitress service, sit-down dining and bar services

CONFIDENTIAL INFORMATION - the System; the Development Manual, the Manuals, other manuals, the Standards, written directives and all drawings, equipment, recipes, computer and point of sale programs (and output from such programs); and any other information, know-how, techniques, materials and data imparted or made available by Friday's which is (i) designated as confidential, (ii) known by Developer or Employee to be considered confidential by Friday's, or (iii) by its nature inherently or reasonably considered confidential

DEVELOPMENT MANUAL - Friday's manual, as amended from time to time, describing (generally) the procedures and parameters required for the development of T.G.I. Friday's(R) Restaurants in the United States

INDEMNITEES   -  Friday's,   its   directors,   officers,   employees,   agents,
shareholders, affiliates, successors and assigns and the respective directors, officers, employees, agents, shareholders and affiliates of each

MANUALS - Friday's confidential operating manuals, as amended from time to time in Friday's sole discretion, which contain the instructions, requirements, Standards, specifications, methods and procedures for the operation of the Restaurants including (i) those relating to the selection, purchase, service and sale of all products being sold at the Restaurants, (ii) those relating to the maintenance and repair of the Restaurants, buildings, grounds, equipment, signs, interior and exterior decor items, fixtures and furnishings and (iii) those relating to employee apparel and dress, accounting, bookkeeping, record retention and other business systems, procedures and operations

PROPRIETARY MARKS - certain trademarks, trade names, service marks, emblems and indicia of origin designated by Friday's from time to time in connection with the operation of Restaurants pursuant to the System in the Territory, including, without limitation, "TGI FRIDAY'S(R)", "FRIDAY'S(R)", " THE AMERICAN BISTRO(R)".

RESTAURANT(S) - a T.G.I. Friday's(R) Restaurant(s) pursuant to the Development Agreement

STANDARDS - the standards and specifications, as amended from time to time by Friday's in its sole discretion, contained in, and being a part of, the Confidential Information pursuant to which Developer shall develop and operate Restaurants in the Territory

SYSTEM - a unique, proprietary system developed and owned by Friday's (which tray be modified or further developed from time to time in Friday's sole discretion) for the establishment and operation of full-service restaurants under the Proprietary Marks, which includes, without limitation, a distinctive image consisting of exterior and interior design, decor, color scheme and furnishings; special recipes, menu items and fill service bar; employee uniform standards, products, services and specifications;

procedures with respect to operations and inventory and management control; training and assistance; and advertising and promotional programs;

TERM - the duration of the Development Agreement, commencing on the Commencement Date and continuing until ___________________, 20__, unless sooner terminated

TERRITORY - the geographical area described and set forth in Exhibit C

TGIFM - TGI Friday's of Minnesota Inc., a Minnesota corporation and a subsidiary of Friday's

T.G.I.  FRIDAY'S(R)  RESTAURANTS - restaurants  operated in accordance  with the
System  under  the  U.S.  registered  service  marks,   "FRIDAY'S(R)",   "T.G.I.
FRIDAY'S(R)".

                       ADDENDUM B TO DEVELOPMENT AGREEMENT

                               GUARANTY AGREEMENT

          THIS GUARANTY AGREEMENT (the "Guaranty") is made as of the ____ day of April, 1998, by the undersigned (hereinafter referred to individually and collectively as "Guarantors" whether one or more) in favor of TGI Friday's Inc., a New York Corporation (`Friday's").

          WHEREAS, Friday's, Main St. California, Inc. and certain other individuals and/or entities entered into that certain Development Agreement dated April __, 1998 (the "Development Agreement") regarding the development of T.G.I Friday's(R) restaurants locations in certain territory stated therein (the "Restaurant");

          WHEREAS, as an inducement to Friday's to enter into the Development Agreement, the undersigned Guarantors have agreed to make and deliver this Guaranty to Friday's.

          NOW THEREFORE, FOR VALUE RECEIVED, Guarantors, jointly and severally, if more than one, hereby acknowledge and agree as follows:

1. Each has read the terms and conditions of this Guaranty and of the Development Agreement.

2. Each is a "Principal' as defined in the Development Agreement.

3. Each makes all of the representations, warranties, covenants and agreements of the Developer (including liability to make Payments) and a Principal set forth in the Development Agreement (including, without limitation, the covenants and agreements concerning Transfer, non-compete and maintenance of Confidential Information) and is obligated to perform thereunder.

4. Each acknowledges that Friday's may, without notice to Guarantors and without affecting the obligations of any of the Guarantors under this Guaranty, waive, renew, extend, modify, amend or release any indebtedness or obligation of Developer, or settle, adjust, or compromise any claims against Developer;

5. Each waives all demands and notices of every kind with respect to this Guaranty including, without limitation, notice of presentment, demand for payment or performance by Developer, notice of any default by Developer or any Guarantor, and any release of any Guarantor or other security for the Development Agreement or the obligations of Developer. Friday's may pursue its rights against Guarantors without first exhausting its remedies against Developer and without joining any other Guarantor hereto, and no delay on the part of Friday's in the exercise of any right or remedy shall operate as a waiver of such right or remedy;

6. Each individually, jointly and severally, irrevocably and unconditionally guarantees that all of Developer's obligations under the terms and conditions of the Development Agreement will be timely paid and performed;

7. Each has derived and expects to derive financial or other benefit, directly or indirectly, from the Development Agreement and the transaction described therein;

8. Each acknowledges that his/its execution of the Development Agreement, and his/its undertakings and agreements herein, have induced Friday's to enter into the transactions described in, and to execute, the Development Agreement.

9. Each consents to and shall be bound by any amendment of the Development Agreement made by Friday's and Developer pursuant to the terms thereof.


ATTEST:                                 MAIN STREET AND MAIN INCORPORATED

/s/  Patricia A. Davies                 /s/ Bart Brown
------------------------                ------------------------
Name: Patricia A. Davies                Its: President

Date:  4/15/98                          Date:  4/15/98
     -------------------                     ------------------

                       EXHIBIT C TO DEVELOPMENT AGREEMENT

                                  THE TERRITORY

Los Angeles Territory -- that area in Los Angels County, CA which is bounded on the north by Sunset Boulevard to U.W. Hwy. 101, on the east by Interstate 110 (the Harbor Freeway), on the south by Interstate 10 (the Santa Monica Freeway), and on the west by the Pacific Ocean.

Northern California  Territory -- that area contained in the following counties:
San Luis Obispo, Stanislaus, Santa Barbara, Tuolumne, Kern, Calaveras, San Joaquin, Monetary, Amador, San Benito, Solano, Santa Cruz, Sacramento, Yolo, Kings, Colusa, Tulare. Sutter, Fresno, Yuba, Madera, Nevada, Merced, Placer, Mariposa, Sierra, Plumas, Contra Costa, Eldorado, Alameda, Humboldt, Alpine, Del Norte; Mono, Lassen -Trinity, Modoc, Shasta, Sisklyou, Tehama, Butte and Glenn.

                    FIRST AMENDMENT TO DEVELOPMENT AGREEMENT

This First Amendment to Development Agreement ("Amendment") is entered into effective as of February 10, 1999 (the "Effective Date"), by and between TGI Friday's Inc. ("Franchisor"), and Main St. California, Inc. ("Developer").

                                   WITNESSETH:

         WHEREAS, Franchisor and Developer are parties to a certain Development Agreement dated April 22, 1998 (the "Development Agreement"), pursuant to which Developer was granted the right to develop T.G.I. Friday's restaurants in portions of California; and

         WHEREAS, Franchisor and Developer desire to amend and supplement the terms of the Development Agreement as hereinafter set forth; and

         WHEREAS,   capitalized   terms  used  herein  shall  have  the  meaning
attributed to them in the Development Agreement unless expressly defined otherwise herein.

         NOW,  THEREFORE,  in  consideration  of Ten  Dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, Franchisor and Developer agree as follows:

         1. The definition of the term "Territory" in Section 1. of the Development Agreement is hereby deleted in its entirety and replaced with the following:

          TERRITORY - the geographical areas described in EXHIBIT D; PROVIDED, HOWEVER, the Territory shall not include any airport properties otherwise located within the Territory, nor the area contained within a three (3) mile radius of any T.G.I. Friday's(R) Restaurant located within the Territory as of the date of this Agreement. Friday's retains all rights to develop other restaurant concepts, including without limitation Friday's Front Row(R) Sports Grill, Italianni's(sm) restaurants and Friday's American Bar(R), within the Territory.

         2. SECTION 3.A. of the Development Agreement is hereby deleted in its entirety and replaced with the following:

               A. Developer shall develop, open, commence operation of and continuously operate pursuant to the respective Franchise Agreements twenty-one (21) Restaurants in the Northern California Territory during the first five (5) years of the Term, pursuant to the Replacement Development Schedule as follows. The Restaurants listed on the Replacement Development Schedule are exclusive of those
          Restaurants previously opened and operated by Developer under the Original Development Agreement.

IN THE NORTHERN CALIFORNIA TERRITORY:

(as defined in Exhibit D)

           Restaurant No.              Date Open & Operating
           --------------              ---------------------
                  1                          12/15/98
              2,3,4 & 5                      12/15/99
            6, 7,8,9 & 10                    12/15/00
           11, 12,13 & 14                    12/15/01
           15, 16, 17 & 18                   12/15/02
             19, 20 & 21                     12/15/03

         3. As of the Effective Date of this Amendment Exhibit C attached to the 1998 Development Agreement is deleted in its entirety and Exhibit D attached to this amendment is substituted therefor.

         4. The provisions, representations, terms, conditions, covenants and agreements of the Development Agreement, as modified hereby, shall remain in full force and effect, enforceable in accordance with its terms. This Amendment shall be binding upon the heirs, legal representatives, successors and assigns of the parties hereto.

         5. Execution and delivery of this Amendment shall not waive any rights or remedies of the parties under the Development Agreement, at law or in equity.

         IN WITNESS HEREOF, the parties have executed this Amendment as of the day and year first above mentioned.

TGI FRIDAY'S INC.

By: /s/ Leslie Sharman
-----------------------------
Name: Leslie Sharman
Title: V.P. & General Counsel

MAIN ST. CALIFORNIA, INC.

By: Bart A. Brown Jr.
-----------------------------
Name: Bart A. Brown Jr.
Title: President

                                    EXHIBIT D

                                 THE TERRITORY

NORTHERN  CALIFORNIA  TERRITORY - that area contained in the following counties:
Alameda, Alpine, Amador, Butte, Calaveras, Colusa, Contra Costa, Del Norte, Eldorado, Fresno, Glenn, Humboldt, Kern, Kings, Lake, Lassen Trinity, Madera, Marin, Mariposa, Mendocino, Merced, Modoc, Monterey, Mono, Napa, Nevada, Placer, Plumas, Sacramento, San Benito, San Francisco, San Joaquin, San Luis Obispo, San Mateo, Santa Barbara, Santa Clara, Santa Cruz, Shasta, Sierra, Sisklyou, Solano, Sonoma, Stanislaus, Sutter, Tehama, Tulare, Tuolumne, Yolo and Yuba.